UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

SYNLOGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

November 5, 2024

To Our Stockholders:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (“Annual Meeting”) of Synlogic, Inc. (“Synlogic”). The meeting will be held on December 4, 2024 at 9:00 a.m. ET. The Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SYBX2024 and entering your 16-digit control number found on the Notice of Internet Availability or the proxy card that you receive. For further information about the Annual Meeting, please see the Information About the Annual Meeting and Voting beginning on page 3. You will not be able to attend the Annual Meeting in person.

The agenda for this Annual Meeting includes (i) the election of one (1) Class III director, to serve a three-year term, (ii) an advisory vote on the compensation paid to our named executive officers and (iii) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board of Directors recommends the election of the nominee to our Board of Directors and a vote in favor of proposals (ii) and (iii). Such other business will be transacted as may properly come before the Annual Meeting.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting.

Thank you for your continued support of Synlogic, Inc. We look forward to you joining us at this year’s Annual Meeting.

Sincerely,

Antoine Awad

Principal Executive Officer

November 5, 2024

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Time:	9:00 a.m. Eastern Time
Date:	December 4, 2024
Virtual Meeting:	The Annual Meeting will be a virtual meeting through which you can listen to the meeting, submit questions and vote online. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/SYBX2024 and entering the control number (included in the Notice of Internet Availability or proxy card that you receive). Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Purpose:

(1) To elect a Class III director to serve a three-year term expiring in 2027;

(2) To approve by an advisory vote the compensation of the Company’s named executive officers;

(3) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

(4) To transact such other business that is properly presented at the Annual Meeting and any adjournments or postponements thereof.

Who may vote:	You may vote if you were the record owner of Synlogic, Inc. common stock at the close of business on November 1, 2024 (the “Record Date”). A list of registered stockholders as of the close of business on the Record Date will be available at our corporate headquarters for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least 10 days prior to the Annual Meeting. If you wish to view this list, please contact me, as Corporate Secretary, at Synlogic, Inc., PO Box 30, Winchester, MA 01890. Such list will also be available for examination by the stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/SYBX2024.

All stockholders are cordially invited to attend the virtual annual meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

By order of the Board of Directors,

Antoine Awad

Principal Executive Officer

SYNLOGIC, INC.

PO Box 30

Winchester, MA 01890

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 4, 2024

This proxy statement, along with the accompanying notice of 2024 Annual Meeting of stockholders, contains information about the 2024 Annual Meeting of stockholders of Synlogic, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the annual meeting at 9:00 a.m., Eastern Time, on December 4, 2024. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SYBX2024.

In this proxy statement, we refer to Synlogic, Inc. as “Synlogic,” “the Company,” “we”, and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors, or Board, for use at the annual meeting.

On or about November 5, 2024, we intend to begin sending to our stockholders the attached notice of 2024 annual meeting of stockholders, the proxy statement, the enclosed proxy card and our 2023 Annual Report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 4, 2024

This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2023 Annual Report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2023 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financials” section of the “Investors & Media” section of our website at www.synlogictx.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Attn: Investor Relations, Synlogic, Inc., PO Box 30, Winchester, MA 01890. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Synlogic is soliciting your proxy to vote at the 2024 Annual Meeting of stockholders to be held virtually via live webcast, on December 4, 2024, at 9:00 a.m. Eastern Time and any adjournments of the meeting, which we refer to as the Annual Meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting. You will be able to participate in the annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/SYBX2024 and entering your 16-digit control number found on the enclosed voting form.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 because you owned shares of Synlogic, Inc. common stock on the Record Date. The Company intends to commence distribution of the proxy materials to stockholders on or about November 5, 2024.

Why are you holding a Virtual Annual Meeting?

We believe that hosting a virtual meeting is in the best interest of our stockholders and enables increased stockholder attendance and participation. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions and comments and to vote.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page.

Who Can Vote?

Only stockholders of record at the close of business on November 1, 2024 are entitled to vote at the annual meeting. On this Record Date, there were 11,696,109 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on November 1, 2024 your shares of our common stock were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record.

If on November 1, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual virtual meeting to vote your shares. Shares represented by valid proxies, received in time for the virtual annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to the other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Equiniti Trust Company, LLC, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	At the time of the virtual Annual Meeting. If you attend the virtual Annual Meeting, you may vote your shares online at the time of the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on December 3, 2024.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares at the time of the virtual annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and vote your shares online at the time of the meeting.

How Does the Board Recommend That I Vote on the Proposals?

The Board recommends that you vote as follows:

•	“FOR” the election of the nominee for director;

•	“FOR” the advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement; and

•	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying Synlogic’s Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•

by attending the virtual annual meeting and voting online at the time. Attending the virtual annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the virtual annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only with respect to Proposal 3. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominee for director who receives the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the director. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the director. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Advisory vote on Executive Compensation	For the advisory vote on executive compensation, the votes cast FOR must exceed the votes cast AGAINST to approve, on an advisory basis, the compensation of our named executive officers. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 2. Shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST the proposal and will be treated as broker non-votes. As a result, broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal 3: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for 2024, our Audit Committee of our Board will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

This year, we will host our Annual Meeting at 9:00 a.m. Eastern time on December 4, 2024. You will be able to participate in the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/SYBX2024 and entering your 16-digit control number found on the enclosed voting form. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our Corporate Secretary at Synlogic, Inc., PO Box 30, Winchester, MA 01890.

If you do not wish to participate in “householding” and would like to receive your own set of Synlogic’s proxy materials in future years, follow the instructions described below.

Conversely, if you share an address with another Synlogic stockholder and together both of you would like to receive only a single set of proxy materials, follow these instructions:

•

If your Synlogic shares are registered in your own name, please contact our transfer agent, Equiniti Trust Company, LLC, and inform them of your request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, Brooklyn, NY 11219.

•

If a broker or other nominee holds your Synlogic shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card; or

•	following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 31, 2024 for (a) the executive officers named in the Summary Compensation Table on page 20 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of October 31, 2024 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 11,696,109 shares of common stock outstanding on October 31, 2024.

	Shares Beneficially Owned (1)
	Number	Percent
Name and Address of Beneficial Owner**
Directors and Named Executive Officers:
Peter Barrett, Ph.D. (2)	226,611	1.93%
Aoife Brennan, MB, BCh, BAO, MMSc (3)	104,630	*
Antoine Awad (4)	66,557	*
Mary Beth Dooley (5)	25,217	*
Nick Leschly (6)	11,271	*
Richard P. Shea (7)	8,964	*
Edward Mathers (8)	8,465	*
Michael Heffernan (9)	6,800	*
Michael Jensen (10)	4,182	*
James Flynn (11)	—	*
All directors and current executive officers as a group (8 persons) (12)	353,885	3.02%
Five Percent Stockholders:
Funicular Funds (13)	3,312,219	28.32%
601 California Street, Suite 1151
San Francisco, California 94108
New Enterprise Associates 14, L.P. (14)	2,922,774	24.99%
1954 Greenspring Drive, Suite 600
Timonium, MD 21093
Armistice Capital LLC (15)	1,285,542	10.99%
501 Madison Avenue, 7th Floor
New York, New York 10022
John A. Kryzanowski (16)	873,722	7.47%
c/o Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
Bradley Radoff (17)	629,211	5.38%
2727 Kirby Drive, Unit 29L
Houston, Texas 77098

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.

(1)	Includes shares issuable upon the exercise of options to purchase shares of common stock within 60 days following October 31, 2024.
(2)

Consists of 176,798 shares of our common stock owned by Atlas Venture Fund IX, L.P. (“Atlas IX”) and 29,121 shares of our common stock issuable upon the exercise of options exercisable within 60 days following October 31, 2024. Atlas Venture Associates IX, L.P. (“AVA IX LP”), is the general partner of Atlas IX, and Atlas Venture Associates IX, LLC (“AVA IX LLC”), is the general partner of AVA IX LP. Dr. Barrett disclaims Section 16 beneficial ownership of the securities held by Atlas IX, except to the extent of his pecuniary interest therein, if any.

(3)	Consists of 80,984 shares of our common stock held by Dr. Brennan and 23,646 shares of our common stock issuable upon the exercise of options exercisable within 60 days following October 31, 2024.
(4)	Consists of 33,859 shares of our common stock held by Mr. Awad and 32,698 shares of our common stock issuable upon the exercise of options exercisable within 60 days following October 31, 2024.
(5)	Consists of 15,152 shares of our common stock held by Ms. Dooley and 10,065 shares of our common stock issuable upon the exercise of options exercisable within 60 days following October 31, 2024.

(6)	Consists of 1,543 shares of our common stock held by Mr. Leschly and 9,728 shares of our common stock issuable upon the exercise of options exercisable within 60 days following October 31, 2024.
(7)	Consists of 500 shares of our common stock held by Mr. Shea and 8,464 shares of our common stock issuable upon the exercise of options exercisable within 60 days following October 31, 2024.
(8)	Consists of 8,465 shares of our common stock issuable upon the exercise of options held by Mr. Mathers exercisable within 60 days following October 31, 2024.
(9)	Consists of 6,800 shares of our common stock held by Mr. Heffernan issuable upon the exercise of options exercisable within 60 days following October 31, 2024.
(10)	Consists of 4,182 shares of our common stock held by Mr. Jensen.
(11)

Mr. Flynn was granted the right to purchase 4,000 shares of our common stock, upon Mr. Flynn’s appointment to our Board on March 19, 2024. The option vests and becomes exercisable in substantially equal installments on each of the first three anniversaries of March 19, 2024, subject to Mr. Flynn continuing to provide services to the Issuer through such vesting date.

(12)	See footnotes 2, 4 through 11.
(13)

This information is based solely on a Schedule 13D filed with the Securities and Exchange Commission on or about February 16, 2024. Consists of 3,312,219 shares held by Funicular Funds, LP. (the Fund), a Delaware limited partnership, with respect to the Common Stock beneficially owned and held of record by the Fund. The General Partner of the Fund is Cable Car Capital LLC (Cable Car), a California limited liability company which serves as investment adviser to the Fund pursuant to a written advisory agreement. Jacob Ma-Weaver, a United States citizen, is the Managing Member of Cable Car and the ultimate individual responsible for directing the voting and disposition of Common Stock held by the Fund. Each of the Fund and Mr. Ma-Weaver are referred to as a Reporting Person and collectively as the Reporting Persons.

(14)

This information is based solely on a Schedule 13D filed with the Securities and Exchange Commission on or about October 13, 2023. Consists of 2,922,774 shares held by New Enterprise Associates 14, L.P. (“NEA 14”). NEA Partners 14, L.P. (“NEA Partners 14”) is the sole general partner of NEA 14. NEA 14 GP, LTD (“NEA 14 LTD”) is the sole general partner of NEA Partners 14. The individual Directors (the “Directors”) of NEA 14 LTD are M. James Barrett, Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Patrick J. Kerins, David M. Mott, Scott D. Sandell, Peter Sonsini and Ravi Viswanathan. The Directors share voting and dispositive power with regard to shares held directly by NEA 14. Edward Mathers is a partner at NEA.

(15)

This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about February 14, 2024. Consists of 1,285,542 shares held by Armistice Capital, LLC (“Armistice Capital”). Armistice Capital is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the Shares, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the securities of the Issuer held by the Master Fund and thus may be deemed to beneficially own the securities of the Issuer held by the Master Fund. Mr. Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities of the Issuer held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Issuer directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital.

(16)

This information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on or about January 20, 2023. Consists of 873,722 shares of our common stock held of record by John A. Kryzanowski.

(17)

This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about April 18, 2024. Consists of 629,211 shares of our common stock held of record by Bradley L. Radoff.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our bylaws provide that our business is to be managed by or under the direction of our Board of Directors (our “Board”). Our Board currently consists of six members, classified into three classes as follows: (1) Nick Leschly constitutes a class with a term ending at the 2024 annual meeting of stockholders, (2) Richard Shea and James Flynn constitute a class with a term ending at the 2025 annual meeting of stockholders and (3) Peter Barrett, Ph.D. and Edward Mathers constitute a class with a term ending at the 2026 annual meeting of stockholders. Set forth below are the names of our directors, their ages as of October 31, 2024. In addition, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Peter Barrett, Ph.D.	72	Chairman of the Board
James Flynn	44	Director
Michael Heffernan	60	Director
Nick Leschly	52	Director
Edward Mathers	64	Director
Richard P. Shea	72	Director

Our Board has reviewed the materiality of any relationship that each of our directors has with Synlogic, either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board are “independent directors” as defined by the Nasdaq Stock Market: Richard P. Shea, Peter Barrett, Ph.D., Edward Mathers, Nick Leschly, Michael Heffernan and James Flynn.

Peter Barrett, Ph.D. has served as Chairman of our Board since the Merger closed on August 28, 2017, and prior to that time served as the Chairman of the Private Synlogic board of directors since March 2014. Dr. Barrett is a partner at Atlas Venture and has been involved in the creation of several novel therapeutic and drug discovery platform companies. He is also a Executive Fellow at Harvard Business School, where he is the Faculty Chair of the Key Advisory Board of the Blavatnik Fellowship Program. Dr. Barrett currently serves on the board of Revvity and Obsidian Therapeutics. Prior to joining Atlas, Dr. Barrett was Co-founder, Executive Vice President, and Chief Business Officer of Celera Genomics, which announced the first successful sequencing of the human genome in 2001. While at Celera, Dr. Barrett led strategic alliances, acquisitions, and business strategy and helped launch it as a public company in 1999. Prior to founding Celera, Dr. Barrett held senior management positions at Applera, most recently serving as Vice President of corporate planning and business development. During his tenure, he ran several businesses and expanded the life science business through a series of licensing agreements, partnerships, and acquisitions. Dr. Barrett received a BS in chemistry from Lowell Technological Institute (now known as the University of Massachusetts, Lowell), and a Ph.D. in analytical chemistry from Northeastern University. He also completed Harvard Business School’s Management Development Program. The Board has concluded that Dr. Barrett possesses specific attributes that qualify him to serve as a member and chairman of the Board, including his extensive leadership, executive, managerial and business experience with life sciences companies, including experience in the formation, development and business strategy of multiple start-up companies in the life sciences sector.

James Flynn, CFA has served as a member of our Board since March 2024. Mr. Flynn is currently a Managing Member and Portfolio Manager of Nerium Capital LLC, an investment adviser he founded in January 2021. Nerium Capital LLC is the General Partner of Nerium Partners LP, a healthcare focused investment partnership. Mr. Flynn also currently serves as a Board Member for ARCA Biopharma, Inc., a biotechnology company dedicated to developing therapies for cardiovascular diseases, MEI Pharma, Inc., a clinical stage pharmaceutical company committed to developing novel and differentiated cancer therapies, and Ricebran

Technologies, an innovative specialty ingredients company. From 2019 to 2020, Mr. Flynn was exploring business opportunities which ultimately led to the formation of Nerium Capital LLC. From 2017 to 2018, Mr. Flynn worked as a therapeutics analyst at Aptigon Capital (a Citadel Company), an investment firm. Prior to that, from 2003 to 2017, Mr. Flynn served in various roles at Amici Capital, LLC, an investment firm, including healthcare portfolio manager (2008 to 2017). From 2002 to 2003, Mr. Flynn worked in the credit research/high yield group at Putnam Investments, an investment firm. Mr. Flynn earned a S.B. degree in Management Science with a concentration in Finance and a minor in Economic Science from the Massachusetts Institute of Technology (MIT). Mr. Flynn is a Chartered Financial Analyst (CFA) charterholder. The Board has concluded that Mr. Flynn possesses specific attributes that qualify him to serve as a member of our Board, including his experience with the healthcare and pharmaceutical industries and his broad life sciences industry knowledge.

Michael Heffernan has served as a member of our Board since December 2020. Mr. Heffernan is a successful entrepreneur and biopharmaceutical leader with over 30 years of experience in building and leading development stage and commercial companies. He is the Founder and Chairman of Collegium Pharmaceutical, a publicly traded pharmaceutical company that he founded that is focused on developing and commercializing products for the treatment of chronic pain and related disorders. He served as its President and CEO from company inception until June 2018. Mr. Heffernan is currently an advisor, investor and board member in numerous public and private biotech companies. He recently co-founded Avenge Bio, Inc., an immuno-oncology company that he is actively managing and serves on the board. Mr. Heffernan has held previous positions as CEO of Onset Dermatologics, a dermatology company that he founded and spun out of Collegium to create PreCision Dermatology, which was sold to Valeant. He was co-founder and CEO of Clinical Studies Ltd., a pharmaceutical contract research organization that was sold to PhyMatrix Corp, a public healthcare services company, where he later served as CEO and Chairman. Mr. Heffernan began his career at Eli Lilly and Company and served in numerous sales and marketing roles. In addition to Collegium, Mr. Heffernan is also currently on the board of directors of Trevi Therapeutics, Inc. and Biohaven Pharmaceuticals. He has served in a number of non-profit roles as both an advisor and board member. Mr. Heffernan was named E&Y Entrepreneur of the Year, Northeast Regional Winner in 2016. He is a registered pharmacist and earned his B.S. Degree in Pharmacy from the University of Connecticut. The Board has concluded that Mr. Heffernan possesses specific attributes that qualify him to serve as a member our Board, including his experience with the healthcare and pharmaceutical industries and his broad management experience.

Nick Leschly has served as a member of our Board since the Merger closed on August 28, 2017, and prior to that time served on the Private Synlogic board of directors since March 2016. Mr. Leschly is Chairman of 2Seventy Bio and previously served as its CEO. Prior to that, he served as the chief bluebird of bluebird bio, Inc., a publicly traded clinical-stage biotechnology company, since September 2010. Mr. Leschly currently serves on the board of bluebird bio, Inc. Formerly a founding partner of Third Rock Ventures, L.P. since 2007, Mr. Leschly played an integral role in the overall formation, development and business strategy of several of Third Rock’s portfolio companies, including Agios Pharmaceuticals. Prior to joining Third Rock, he worked at Millennium Pharmaceuticals, Inc. (now a subsidiary of Takeda), leading several early-stage drug development programs and served as the product and alliance leader for VELCADE®. Mr. Leschly currently serves on the board of bluebird bio, Inc. He received his B.S. in Molecular Biology from Princeton University and his M.B.A. from Wharton Business School. He also serves on the advisory boards for Princeton University Molecular Biology Department and the Special Olympics of Massachusetts. The Board has concluded that Mr. Leschly possesses specific attributes that qualify him to serve as a member of our Board, including his experience in the venture capital industry and drug research and development.

Edward Mathers has served as a member of our Board since October 2012. Mr. Mathers previously served on the Private Synlogic board of directors since July 2014. Mr. Mathers is a General Partner at NEA, a private venture capital firm focusing on technology and healthcare investments. Mr. Mathers serves on the board of directors of the following publicly traded pharmaceutical companies: Trevi Therapeutics, Inc., Inozyme Pharma, Inc., Rhythm Pharmaceuticals, Inc., Reneo Pharmaceuticals, Inc. and Senti Biosciences, Inc. Mr. Mathers also serves on the board of directors of several privately held companies. Mr. Mathers previously served on the board of directors of the following publicly traded companies: ObsEva SA, Mirum Pharmaceuticals, Inc., Akouos, Inc., Liquidia Technologies, Inc., Lumos Pharma, Inc., and Ra Pharmaceuticals, Inc. From 2002 to 2008, Mr. Mathers served as Executive Vice President, Corporate Development and Venture at MedImmune, Inc., a biopharmaceutical company, and led its venture capital subsidiary, MedImmune Ventures, Inc. Before joining MedImmune in 2002, Mr. Mathers was Vice President, Marketing and Corporate Licensing and Acquisitions at Inhale Therapeutic Systems, a biotechnology company. Previously, Mr. Mathers spent 15 years at Glaxo Wellcome, Inc. (GlaxoSmithKline), a pharmaceutical company, where he held various sales and marketing positions. Mr. Mathers received a B.S. in Chemistry from North Carolina State University. The Board has concluded that Mr. Mathers possesses specific attributes that qualify him to serve as a member of our Board, including his experience with the healthcare and pharmaceutical industries and his broad management experience.

Richard P. Shea has served as a member of our Board since the Merger closed on August 28, 2017. Mr. Shea served as the Chief Financial Officer of Syndax Pharmaceuticals, Inc. from February 2017 through July 2020. Mr. Shea previously served as a member of the Syndax Pharmaceuticals board of directors from January 2014 to February 2017. From July 2007 through December 2016, Mr. Shea served as Senior Vice President and Chief Financial Officer of Momenta Pharmaceuticals Inc., a publicly traded biotechnology company, and was its Vice President and Chief Financial Officer since October 2003. Prior to joining Momenta, Mr. Shea served as Chief Operating Officer and Chief Financial Officer of Variagenics Inc., a publicly traded pharmacogenomics company, that was merged with Hyseq Pharmaceuticals Inc., and as Vice President, Finance of Genetics Institute, Inc., a publicly traded biotechnology company, which was acquired by Wyeth Pharmaceuticals, Inc., which was then acquired by Pfizer, Inc. Mr. Shea received an A.B. from Princeton University and an M.B.A. from the Public Management Program at Boston University. The Board has concluded that Mr. Shea possesses specific attributes that qualify him to serve as a member of our Board, including his experience with the healthcare and pharmaceutical industries and his broad life sciences industry knowledge.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2023, Synlogic’s Board held four meetings, and the various committees of the Board met a total of sixteen times. All directors attended at least 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2023. Synlogic’s annual meeting was held on June 15, 2023 and all of Synlogic’s directors attended the meeting. We encourage our directors to attend the Annual Meeting.

Audit Committee. Synlogic’s Audit Committee met seven times during fiscal 2023. This committee currently has three members, Richard P. Shea (Chairman), Peter Barrett, and Michael Heffernan. Our former director Michael Burgess served on the Audit Committee until March 2024 when Mr. Burgess resigned from our board of directors. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Shea is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.synlogictx.com.

Compensation Committee. Synlogic’s Compensation Committee met four times during fiscal 2023. This committee currently has two members, Nick Leschly and Ed Mathers. Our former director Lisa Kelly-Croswell served on the Compensation Committee until March 2024 when Ms. Kelly-Croswell resigned from our board of directors. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2015 Equity Incentive Award Plan, 2017 Stock Incentive Plan, 2015 Employee

Stock Purchase Plan, and 2023 Inducement Equity Incentive Award Plan. The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and recommends corporate goals and objectives relevant to compensation of our Principal Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and may approve the compensation of the executive officers, other than the Principal Executive Officer, whose compensation the Compensation Committee recommends to the Board, based on such evaluations. The Compensation Committee also recommends to the Board the issuance of stock options and other awards under our stock plans. All members of the Compensation Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market.

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged the services of Alpine Rewards, LLC (“Alpine Rewards”). Alpine Rewards, an executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s executive compensation program. Alpine Rewards performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. Alpine Rewards assists the Compensation Committee in defining the appropriate market of the Company’s peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group each year. Alpine Rewards also assists the Compensation Committee in benchmarking our director compensation program and practices against those of our peers. In compliance with the SEC and the corporate governance rules of the Nasdaq Stock Market, Alpine Rewards provided the Compensation Committee with a letter addressing each of the six independence factors. Their responses affirm the independence of Alpine Rewards and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.synlogictx.com.

Nominating and Governance Committee. Synlogic’s Nominating and Governance Committee met three times during fiscal 2023. This committee currently has one member, Michael Heffernan (Chairman). Our former directors Lisa Kelly-Croswell and Patricia Hurter served on the Nominating and Governance Committee until March 2024 when Ms. Kelly-Croswell and Ms. Hurter resigned from our board of directors. Our Board has determined that Mr. Heffernan qualifies as independent under the definition promulgated by the Nasdaq Stock Market. The Nominating and Governance Committee’s responsibilities are set forth in the Nominating and Governance Committee’s written charter and include: identification of qualified candidates to become Board members consistent with criteria approved by the Board; selection, or recommendation of selection to the Board, of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); selection, or recommendation of selection to the Board, of candidates to fill any vacancies on the Board; evaluation of and recommendation to the Board of any changes to the authorized size of the Board; assignment and rotation of Board members to various Board committees; review and recommendation to the Board of revisions to the Corporate Governance Guidelines; oversight of the evaluation of the Board and its various committees; and assistance with the selection of candidates for future executive officers as well the promotion and changes in position of incumbent executive officers.

Generally, our Nominating and Governance Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating and Governance Committee will evaluate a candidate’s qualifications in accordance with our Corporate Governance Guidelines. Threshold criteria include: personal and professional integrity, ethics and values; absence of conflict of interest; fair and equal representation of all stockholders; commitment to promoting long term value of the company; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other members of the Board; diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized business or career experience relevant to the success of the Company; practical and mature business judgment, including the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. Our Nominating and Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating and Governance Committee will consider issues of diversity among its members in identifying and considering nominees for director and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, business and career experience on the Board and its committees.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to the Board, it must follow the procedures described in our bylaws, the “Policy on Stockholder Recommendation of Candidates for Election as Directors” set forth as Appendix B of the Committee Charter, and in “Stockholder Proposals and Nominations for Director” elsewhere in this proxy statement. In general, persons recommended by stockholders will be considered in accordance with our Corporate Governance Guidelines. Any such recommendation should be made in writing to the Nominating and Governance Committee, care of our Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•

all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;

•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•	certain information about any other security holder of the Company who supports the proposed nominee;

•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at www.synlogictx.com.

Science & Technology Committee. Synlogic’s Science & Technology Committee met two times during fiscal 2023. This committee currently has one member, Peter Barrett. Our Science & Technology Committee’s role is set forth in the Science & Technology Committee’s written charter and includes the authority to advise the Board and management on the strategy, objectives and priorities, as well as robustness and quality, of the Company’s current and planned research and development programs and technology initiatives as well as such other topics as deemed appropriate. The Board has determined that all members of the Science & Technology Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market.

A copy of the Science & Technology Committee’s written charter is publicly available on our website at www.synlogictx.com.

Board Leadership Structure and Role in Risk Oversight

Leadership Structure of the Board

Our Board has separated the positions of Chairman of the Board and Principal Executive Officer. Separating these positions allows our Principal Executive Officer to focus on our day-to-day business, while allowing the Chairman of our Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Principal Executive Officer is required to devote to such position in the current business environment, as well as the commitment required to serve as Chairman of our Board, particularly as the Board’s oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that the Chairman and Principal Executive Officer positions be separate, our Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for us currently. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Diversity

Our Board of Directors believes that a diverse board is better able to effectively oversee our management and strategy, and position us to deliver long-term value for our stockholders. Our Board of Directors considers diversity, including gender and ethnic diversity, as adding to the overall mix of perspectives of our Board of Directors as a whole. The Board diversity matrix, below, provides the diversity statistics for our Board of Directors.

Board Diversity Matrix (As of October 31, 2024)
Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latin	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with our Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee is responsible for overseeing our major financial risk exposures, information technology, cybersecurity and other risks, and the steps management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-persons transactions. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Corporate Responsibility

We are committed to developing transformative medicines for patients in a socially responsible and sustainable manner.

Environmental Awareness:

We lease our office and manufacturing facilities. Nevertheless, we recognize the importance of taking other measures to reduce our environmental footprint. Some of our efforts include our commitment to reduce, reuse or recycle where possible or appropriate.

Social and Human Capital:

At Synlogic, we believe in fostering diversity, equity and inclusion (DEI) as it is critical to our success. Strengthening our diversity is an expression of our values and imperative for our business. We believe our science has the potential to deliver transformative benefit to patients, and we are committed to bringing innovation forward by embracing the diversity of our team and the patients we serve, and by ensuring all of our community has access to opportunities and innovative therapies.

We are committed to creating a diverse and inclusive environment, embracing individuality in all forms including ability, age, color, ethnicity, family or marital status, gender identity or expression, genetics, language, national origin, political affiliation, race, religion, sexual orientation, socio-economic status, veteran status, and any other individual differences or characteristics, education, skill sets and experience. We are focused on inclusive hiring practices, fair and equitable treatment, organizational flexibility and training and resources.

We recognize that our employees are essential to our success. To this end, we support business growth by seeking to attract and retain best-in-class talent. We use internal and external resources to recruit highly skilled candidates for open positions. We believe that we are able to attract and retain the talent that is required to meet our business goals.

We believe in encouraging employees to be lifelong learners by providing ongoing learning and leadership training opportunities which helps us to promote key talent from within. Our total rewards philosophy has been to invest in our workforce by offering a competitive compensation and benefits package. We provide employees with compensation packages that include base salary, annual incentive bonuses and long-term equity incentive awards. Our equity incentive awards ensure alignment between our employees and shareholders and encourage an ownership mentality. We also recognize success through an ongoing peer-to-peer and manager-led recognition program, and annual awards aligned to our goals and values.

We also offer comprehensive employee benefits, such as life, disability and health insurance, health savings and flexible spending accounts, paid time off, a 401(k) plan with market-competitive company matching contributions, and an Employee Stock Purchase Plan (ESPP). It is our express intent to be an employer of choice in our industry by providing a market-competitive compensation and benefits package.

We also conduct employee engagement surveys on a periodic basis to help us understand employee satisfaction and how best to improve as an organization. Our Social Committee, consisting of employees from various functions, is dedicated to organizing activities, such as themed social gatherings, volunteer opportunities, and other events that enrich our culture and bring employees together. We also encourage employees to take one paid day off a calendar year to volunteer for the organization of their choice.

We also have an Equity, Diversity, and Inclusion Committee, comprised of employees at various levels of our organization, focused on increasing the inclusive culture of the company, and diversity of our workforce.

We have always invested, and will continue to invest, in the health, safety, and wellness of our employees. We provide our employees with access to a variety of innovative, flexible, and convenient health and wellness programs. Program benefits are intended to provide protection and security, so employees can have peace of mind concerning events that may require time away from work or that may impact their financial well-being. We provide an Employee Assistance Program (“EAP”) which provides consultation, referrals and resources to help employees and their household manage everyday life and work challenges. We also reimburse for fitness and other similar programs, as well as offer periodic health challenges to encourage health and well-being.

We have occupational health and safety measures that apply to all our employees, contractors and visitors. We have convened a cross-functional Safety Committee to identity and address concerns and look for areas to improve. We train individuals commensurate with their level of risk and employees are required to report incidents and are encouraged to voice any health or safety concerns to management or a Safety team member. To protect and support out team members we have created a cross-functional COVID response team and implemented health and safety measures where appropriate during the pandemic.

We are committed to our communities and we engage in multiple philanthropic endeavors each year. We partner with external non-profits, such as Life Science Cares, to provide further opportunities to engage with our local community. We also regularly engage directly with patients to better understand the lives of people living with rare disease which we believe can help us discover and develop potential therapies, design and execute our clinical trials, and enrich our culture. We benefit from periodic company-wide patient speaking events to ensure all our employees understand the challenges faced by the patients we serve.

Governance, Ethics, and Compliance:

Our Board is committed to corporate governance, risk oversight, and ethics and compliance. Our Board has adopted Corporate Governance Guidelines, which present a framework for good corporate governance practices. The Board has also adopted a Code of Conduct and Business Ethics for all directors, officers and employees as well as a hotline and Whistleblower Policy applicable to its employees that provides for protection from retaliation due to reporting issues relating to compliance with applicable laws and regulations. We also provide for continuing education for Directors, have ensured we maintain a separate CEO and Chair Role, and have full independence among standing members of Audit, Compensation and Nominating and Corporate Governance committees, and regular Board and Committee self-evaluation.

We will continue to evolve and strengthen our corporate responsibility efforts and anticipate reporting on other measures over time.

Policy Prohibiting Hedging and Pledging

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our common stock at any time. This prohibition extends to any hedging, pledging or similar transaction designed to decrease the risks associated with holding our securities.

Clawback Policy

On September 20, 2023, our Board adopted a Clawback Policy to comply with the new Clawback rules and listing standards promulgated by the SEC and Nasdaq Stock Market, respectively. The Clawback Policy generally provides that we will seek to recover, in the event of a required accounting restatement, excess incentive compensation received by covered officers where that compensation is based on erroneously reported financial information, regardless of fault or misconduct.

Stockholder Communications to the Board

Any stockholders who wish to address questions regarding our business with our Investor Relations Department or directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board at Synlogic, Inc., PO Box 30, Winchester, MA 01890. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as: junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors as of October 31, 2024. We have employment agreements with each of our executive officers.

Name	Age	Position
Antoine Awad	45	Principal Executive Officer
Mary Beth Dooley	43	Head of Finance

Antoine (Tony) Awad joined Synlogic as a consultant in October 2018 and became a full-time employee in December 2018 as Head of Technical Operations, as Synlogic’s Chief Operating Officer in July 2020 and Principal Executive Officer in March 2024. He is responsible for process sciences and manufacturing functions for the Company, as well as operations, information technology and facilities. Mr. Awad has over 20 years of experience in the biotechnology and pharmaceutical industry with substantial and notable experience in the development and manufacturing of multiple modalities of novel therapeutics from pre-IND studies through global commercialization. Prior to joining Synlogic, Mr. Awad was most recently at Abpro Therapeutics and served as Senior Vice President of CMC and Operations, from October 2017 to October 2018, where he was responsible for the development of bi-specific antibodies for oncology focused therapeutics while leading corporate operational functions, including HR, IT and facilities. Prior to that, from March 2017 to May 2017, he served as Senior Vice President of Technical Operations and Manufacturing at L.E.A.F. Pharmaceuticals focused on developing small molecules and nanotechonology based drugs for solid tumors. Previously, Mr. Awad held positions of increasing responsibilities over a ten-year period at Merrimack Pharmaceuticals, from August 2007 to March 2017. As Head of Process Sciences & Manufacturing, Mr. Awad led CMC development, manufacturing and approval of ONIVYDE® for treatment of advanced pancreatic cancer and transitioned to Ipsen Bioscience to integrate and lead commercial manufacturing of ONIVYDE®. Mr. Awad has broad experience in partnerships, collaboration and M&A, most notably with Sanofi, Baxalta/Shire plc, Actavis Pharma/Teva Pharmaceutical Industries and Ipsen Bioscience. Mr. Awad is a graduate of Boston University and holds degree in biochemistry and molecular biology and conducted graduate research at Boston University School of Dental Medicine.

Mary Beth Dooley has served as our Head of Finance since November 2023 and prior to that as our Controller since June 2018. She is responsible for leading the Company’s financial strategy, planning, corporate accounting and operations. Prior to joining Synlogic, Ms. Dooley worked as a senior manager of financial planning analysis at Idera Pharmaceuticals from July 2014 to May 2018, and prior to that, as an associate with PricewaterhouseCoopers from September 2012 to July 2014. Prior to joining PricewaterhouseCoopers, she served as an Assistant Vice President at Boston Private Bank & Trust Company, in the Investment Management & Trust Department. Ms. Dooley received a B.S. in Economics from Bates College and an M.B.A. and a M.S. in Accounting from Northeastern University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation paid or accrued during the last two (2) fiscal years for (1) each person who served as our Principal Executive Officer during the year ended December 31, 2023, (2) our next most highly-compensated executive officers during the year ended December 31, 2023, who were serving as executive officers as of December 31, 2023, and (3) a former executive officer of the Company who was one of our two next most highly-compensated executive officers during the year ended December 31, 2023, but was not serving as an executive officer as of December 31, 2023 (collectively the “Named Executive Officers”). There were only three persons that served as executive officers of the Company during 2023, one of whom resigned prior to December 31, 2023.

	Year	Salary ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Antoine Awad	2023	422,910	—	121,208	148,864	8,552	701,534
Principal Executive Officer	2022	410,592	79,599	230,179	147,200	8,763	876,333

Aoife M. Brennan, MB, BCh, BAO, MMSc Former President and Chief Executive Officer (5)	2023	612,981	—	312,723	286,569	9,900	1,222,173
	2022	595,128	208,494	603,870	267,808	9,150	1,684,449

Michael Jensen	2023	374,511	—	96,961	—	160,193	631,665
Former Chief Financial Officer (6)	2022	326,381	66,900	365,536	112,300	6,254	877,371

(1)

The amounts reported represent the aggregate grant date fair value of restricted stock awards granted as estimated pursuant to FASB ASC 718, Compensation-Share based compensation (ASC 718). See Note 9 of the Company’s Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023 for the assumptions used in calculating this amount.

(2)

The amounts reported represent the aggregate grant date fair value of option awards granted as estimated pursuant to FASB ASC 718, Compensation-Share based compensation (ASC 718) and for 2023, the incremental fair value of option awards computed as of the repricing date in accordance with ASC 718. See Note 9 of the Company’s Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023 for the assumptions used in calculating this amount.

(3)

The amounts reported represent bonuses paid based on the Board’s determination of achievement of pre-established performance criteria as outlined in each individual employment agreement for the years ended December 31, 2023 and 2022, as indicated.

(4)

Amount represents employer matching contribution to the named executive officer’s account under the 401(k) plan. For Mr. Jensen, this amount also consists of a lump-sum payment equal to $149,178 and continued health insurance coverage received in connection with his separation agreement.

(5)	Dr. Brennan’s resigned as our President and Chief Executive Officer on and effective as of March 9, 2024.
(6)	Mr. Jensen resigned as our Chief Financial Officer, effective December 1, 2023.

Narrative Disclosure to Summary Compensation Table

Historically, the Company’s executive compensation program has reflected our innovative and growth-oriented corporate culture and is designed to attract, retain and incentivize and align executives with both short- and long-term company objectives. To date, the compensation of the Company’s Chief Executive Officer and our other executive officers has consisted of a combination of base salary, cash bonuses and long-term incentive compensation paid in the form of equity. The named executive officers, like all full-time employees, are eligible to participate in the Company’s health and welfare benefit plans. The Company will continue to evaluate its compensation values and philosophy and compensation plans and arrangements as circumstances require. The

Company will review executive compensation from time to time at the discretion of the Compensation Committee. As part of this review process, the Board and Compensation Committee will apply our Company values and compensation philosophy, while considering the compensation levels needed to ensure the organization’s executive compensation program remains competitive and aligns incentives with the goals of the organization.

Base Salary

In February 2024, the Compensation Committee and the Board approved an annual increase in base salaries for certain employees effective as of January 1, 2024, resulting in an annual base salary of $628,306 for Dr. Brennan, and an annual base salary of $437,712 for Mr. Awad.

Annual Bonuses

The Company’s employment agreements with its executive officers provide for the opportunity to earn a cash bonus based upon achievement of both corporate and individual goals determined by the Board based on a target percentage of annual base salary. In March 2024, the Board awarded Dr. Brennan a cash bonus of $286,569, which represented 47% of her annual base salary, in recognition of her services provided in the year ended December 31, 2023 and in accordance with the terms of her employment agreement and bonus assessment. In March 2024, the Compensation Committee awarded Mr. Awad a cash bonus of $148,864, which represented 35% of his annual base salary in recognition of his services provided in the year ended December 31, 2023 and in accordance with the terms of his employment agreement and bonus assessment.

Equity Awards

In March 2023, the Company granted the following options to its named executive officers: Dr. Brennan was granted 42,999 time-based vesting options and 8,666 performance-based vesting option; Mr. Awad was granted 16,666 time-based vesting options, and Mr. Jensen was granted 13,332 time-based vesting options and 6,666 performance-based vesting options. Each option award had an exercise price of $9.30 per share. The time-based vesting options vest in equal monthly installments over four years and the performance-based vesting options vest upon achievement of certain clinical and regulatory developments. In November 2023, as previously reported, we approved a one-time stock option repricing of outstanding options, including certain options held by our named executive officers. The exercise price of each repriced option was amended to reduce such exercise price to $1.85, the closing price per share of our common stock on November 10, 2023, the repricing date.

Outstanding Equity Awards at Fiscal Year End

The following table presents the equity awards outstanding on the last day of December 31, 2023 to each of the NEOs. All equity awards set forth in the table below were granted under the 2015 Stock Incentive Plan except for the awards with a grant date of May 15, 2017 which were granted under the 2017 Equity Incentive Award Plan.

			Option Awards				Stock Awards
		Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
Aoife M. Brennan, MB, BCh, BAO, MMSc		5/15/2017	5,591	—	$1.85	5/15/2027
Former President and Chief Executive Officer		3/14/2018	3,733	—	$1.85	3/14/2028
		6/5/2018	3,600	—	$1.85	6/5/2028
		10/31/2018	9,999	—	$1.85	10/31/2028
		3/5/2019	12,332	—	$1.85	3/5/2029
	(2)	3/10/2020	11,322	1,030	$1.85	3/10/2030
	(3)	3/10/2020					771	$2,968
	(4)	3/10/2021	12,672	6,327	$1.85	3/10/2031
	(5)	3/10/2021					1,187	$4,570
	(6)	2/4/2022	13,266	15,677	$1.85	2/4/2032
	(7)	2/4/2022					5,346	$20,582
	(8)	3/16/2023	7,168	35,831	$1.85	3/16/2033
	(9)	3/16/2023		8,666	$1.85	3/16/2033
Antoine Awad		2/28/2019	3,666	—	$1.85	2/28/2029
Former Chief Operating Officer		3/5/2019	666	—	$1.85	3/5/2029
	(2)	3/10/2020	4,276	390	$1.85	3/10/2030
	(3)	3/10/2020					291	$1,120
	(10)	7/14/2020	3,985	681	$1.85	7/14/2030
	(4)	3/10/2021	3,112	1,554	$1.85	3/10/2031
	(5)	3/10/2021					583	$2,245
	(6)	2/4/2022	5,060	5,971	$1.85	2/4/2032
	(7)	2/4/2022					2,041	7,858
	(8)	3/16/2023	2,782	13,884	$1.85	3/16/2033
	(9)	3/16/2023		6,666	$1.85	3/16/2033
Michael Jensen	(11)	3/3/2022	6,393	—	$1.85	3/1/2024
Former Chief Financial Officer	(11)	3/16/2023	2,224	—	$1.85	3/1/2024

(1)

The market value of the stock awards is determined by multiplying the number of shares by $3.85, the closing price of our common stock on the Nasdaq Global Market on December 31, 2023, the last trading day of our fiscal year.

(2)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through April 1, 2024.
(3)	The restricted shares under this award are scheduled to vest in equal annual installments starting April 1, 2020 through April 1, 2024.
(4)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through April 1, 2025.
(5)	The restricted shares under this award are scheduled to vest in equal annual installments starting April 1, 2021 through April 1, 2025.
(6)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through February 4, 2026.
(7)	The restricted shares under this award are scheduled to vest in equal annual installments starting April 1, 2022 through April 1, 2026.
(8)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through April 1, 2027.
(9)	The unvested performance-based stock options, vest when the achievement of certain clinical and regulatory development milestones are met.
(10)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through July 1, 2024.
(11)	Upon the resignation of Mr. Jensen effective December 1, 2023, all unvested shares were cancelled and vested shares were cancelled on March 1, 2024.

Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control

The Company has entered into employment agreements with each of our named executive officers as described below, as well as standard confidential information and/or inventions assignment agreements under which each of the named executive officers has agreed not to disclose confidential information. These employment agreements provide for “at will” employment.

Aoife M. Brennan, MB, BCh, BAO, MMSc

In connection with her appointment as President and Chief Executive Officer in October 2018, we entered into an amended and restated employment arrangement with Dr. Brennan, which was further amended in December 2023 (the “Amended and Restated Employment Agreement”), pursuant to which Dr. Brennan was entitled to receive (i) an annual base salary of $490,000 commencing as of October 2, 2018 (the “CEO Salary”), (ii) a target bonus of 40% of the CEO Salary and (iii) a one-time grant of an option to purchase an aggregate of 150,000 shares of common stock at an exercise price of $7.91 (the fair market value on the date of the grant), which option vests as to one-fourth of the shares on the first anniversary of Dr. Brennan’s start date as President and Chief Executive Officer and as to the remainder in equal monthly installments for the following 36 months. In March 2024, the Board, upon recommendation of the Compensation Committee, approved an increase in Dr. Brennan’s base salary to $628,306, effective as of January 1, 2024.

In addition, the Amended and Restated Employment Agreement provided that, in the event that Dr. Brennan’s employment was terminated for any reason other than for “cause,” death or “disability,” or by Dr. Brennan for “good reason” (each as defined in the Amended and Restated Employment Agreement), she was entitled to receive (i) continuing severance pay at a rate equal to 100% of her base salary, as then in effect, for a period of 12 months from the date of such termination, to be paid periodically in accordance with normal Company payroll practices; (ii) the right to continue health care benefits under COBRA, paid by the Company until the earlier of (a) 12 months from termination, or (b) the date on which Dr. Brennan becomes eligible for healthcare insurance with a subsequent employer, and (iii) a lump-sum payment equal to the prorated portion of the target bonus for the fiscal year in which Dr. Brennan is terminated.

The Amended and Restated Employment Agreement provided that, in the event Dr. Brennan’s employment was terminated on account of death, “disability,” resignation for “good reason” or without “cause,” in any case, within the 12-month period immediately following or the 30-day period immediately prior to a “change in control,” then she was entitled to receive (i) continuing severance pay at a rate equal to 100% of her base salary, as then in effect, for a period of 18 months from the date of such termination, to be paid periodically in accordance with normal Company payroll practices; (ii) the right to continue health care benefits under COBRA, paid by the Company until the earlier of (a) 18 months from termination, or (b) the date on which Dr. Brennan becomes eligible for healthcare insurance with a subsequent employer, (iii) a lump-sum payment equal to the prorated portion of the target bonus for the fiscal year in which Dr. Brennan is terminated, and (iv) then Dr. Brennan’s outstanding unvested restricted stock and/or options shall become fully vested.

In addition, Dr. Brennan has entered into a non-solicitation and non-competition agreement that applies for 12 months following her employment.

On February 17, 2024, we entered into a separation agreement with Dr. Brennan, pursuant to which Dr. Brennan’s employment terminated effective March 9, 2024 (the “Brennan Separation Agreement”). Pursuant to the Brennan Separation Agreement, Dr. Brennan received a lump-sum payment equal to $628,305, which is equivalent to twelve months of her base salary. Additionally, Dr. Brennan will be eligible for consideration of 100% of her target 2024 bonus, pro-rated by the number of days employed in 2024, in the amount of $65,327. The determination of whether to award a bonus and the amount of bonus shall be in the sole discretion of the Company. Dr. Brennan is also entitled to continued health insurance coverage for up to twelve months following her departure.

Antoine (Tony) Awad

We entered into an employment agreement with Mr. Awad in December 2018 as Head of Technical Operations, which initially provided for (i) an annual base salary of $325,000 commencing as of December 17,

2018, (ii) a target bonus of 30% of his base salary based on the achievement of corporate and/or individual performance goals, as determined by the Board, (iii) a one-time grant of an option to purchase an aggregate of 55,000 shares of common stock at an exercise price of $8.69 (the fair market value on the date of the grant), which option vests as to one-fourth of the shares on the first anniversary of Mr. Awad’s start date as Head of Technical Operations and as to the remainder in equal monthly installments for the following 36 months, and (iv) a sign-on bonus in the amount of $25,000, less any applicable withholding or other taxes, paid out by December 31, 2018.

In connection with his appointment as Chief Operating Officer in July 2020, the Compensation Committee, approved: (1) an increase in Mr. Awad’s base salary to $376,000, effective as of July 1, 2020, (ii) a target bonus of 40% and (iii) a grant of an option to purchase an aggregate of 70,000 shares of the Company’s common stock at an exercise price of $1.85 (the fair market value on the date of the grant) which option vests in equal monthly installments for 48 months. In March 2024, the Board, upon recommendation of the Compensation Committee, approved an increase in Mr. Awad’s base salary to $437,712, effective as of January 1, 2024.

Mr. Awad’s employment agreement, as amended, provides that, in the event that Mr. Awad’s employment is terminated for any reason other than for “cause,” death or “disability,” or by Mr. Awad for “good reason” (each as defined in his employment agreement), he will be entitled to receive (i) continuing severance pay at a rate equal to 100% of his base salary, as then in effect, for a period of six months from the date of such termination, to be paid periodically in accordance with normal Company payroll practices; (ii) the right to continue health care benefits under COBRA, paid by the Company until the earlier of (a) six months from termination, or (b) the date on which Mr. Awad becomes eligible for healthcare insurance with a subsequent employer, and (iii) a lump-sum payment equal to the prorated portion of the target bonus for the fiscal year in which Mr. Awad is terminated.

In addition, Mr. Awad’s employment agreement provides that, in the event Mr. Awad’s employment is terminated on account of death, “disability,” resignation for “good reason” or without “cause,” in any case, within the 12-month period immediately following or the 30-day period immediately prior to a “change in control,” then he will be entitled to receive (i) continuing severance pay at a rate equal to 100% of his base salary, as then in effect, for a period of 12 months from the date of such termination, to be paid periodically in accordance with normal Company payroll practices; (ii) the right to continue health care benefits under COBRA, paid by the Company until the earlier of (a) 12 months from termination, or (b) the date on which Mr. Awad becomes eligible for healthcare insurance with a subsequent employer, (iii) a lump-sum payment equal to the prorated portion of the target bonus for the fiscal year in which Mr. Awad is terminated, and (iv) Mr. Awad’s outstanding unvested restricted stock and/or options shall become fully vested.

On February 17, 2024, the Company entered into a separation agreement with Antoine Awad, Chief Operating Officer, to be effective on February 25, 2024 (the “Awad Separation Agreement”), pursuant to which, Mr. Awad’s employment with the Company will end on May 30, 2024 (the “Awad Departure Date”). Mr. Awad will assist the Company through the Awad Departure Date in the transition of work in connection with his duties as Chief Operating Officer of the Company.

In consideration for, among other things, his compliance with certain restrictive covenants and a typical release of claims, Mr. Awad shall receive a lump-sum payment equal to $218,856, which is equivalent to six months of his base salary. Additionally, Mr. Awad will be eligible for consideration of 100% of his target 2024 bonus, pro-rated by the number of days employed in 2024, in the amount of $87,302. The determination of whether to award a bonus and the amount of bonus shall be in the sole discretion of the Company. Mr. Awad is also entitled to continued health insurance coverage for up to six months following the Awad Departure Date.

Michael Jensen

We entered into an employment agreement with Mr. Jensen in January 2022 as Chief Financial Officer, that initially provided for (i) an annual base salary of $395,000 commencing as of March 3, 2022, (ii) a target bonus of 40% of his base salary based on the achievement of corporate and/or individual performance goals, as determined by the Board, (iii) a one-time grant of an option to purchase an aggregate of 230,000 shares of common stock at an exercise price of $2.23 (the fair market value on the date of the grant), which option vests as to one-fourth of the shares on the first anniversary of Mr. Jensen’s start date as Chief Financial Officer and as to the remainder in equal monthly installments for the following 36 months, continuing for so long as Mr. Jensen continues to serve as the Company’s Chief Financial Officer, and (iv) an aggregate of 30,000 shares of restricted common stock, vesting in equal annual installments over four years.

In March 2023, the Compensation Committee, approved an increase in Mr. Jensen’s base salary to $406,850, effective as of January 1, 2023. In addition, Mr. Jensen’s employment agreement provided that, in the event that Mr. Jensen’s employment was terminated for any reason other than for “cause,” death or “disability,” or by Mr. Jensen for “good reason” (each as defined in his employment agreement), he would be entitled to receive (i) continuing severance pay at a rate equal to 100% of his base salary, as then in effect, for a period of six months from the date of such termination, to be paid periodically in accordance with normal Company payroll practices; (ii) the right to continue health care benefits under COBRA, paid by the Company until the earlier of (a) six months from termination, or (b) the date on which Mr. Jensen becomes eligible for healthcare insurance with a subsequent employer, and (iii) a lump-sum payment equal to the prorated portion of the target bonus for the fiscal year in which Mr. Jensen is terminated.

Mr. Jensen’s employment agreement provided that, in the event Mr. Jensen’s employment was terminated on account of death, “disability,” resignation for “good reason” or without “cause,” in any case, within the 12-month period immediately following or the 30-day period immediately prior to a “change in control,” then Mr. Jensen’s outstanding unvested restricted stock and/or options would become fully vested.

On November 13, 2023, Mr. Jensen and the Company entered into a voluntary separation agreement and release of claims (the “Jensen Separation Agreement”). Pursuant to the terms of the Jensen Separation Agreement, Mr. Jensen resigned as an officer and employee of the Company effective at the close of business on December 1, 2023. Pursuant to the Jensen Separation Agreement, Mr. Jensen received a lump-sum payment equal to $149,178 in lieu of any other bonus that Mr. Jensen would be eligible for the fiscal year ending December 31, 2023. Mr. Jensen is also entitled to continued health insurance coverage for up to six months following his departure date.

The following definitions apply to the employment agreements with Dr. Brennan, Mr. Awad and Mr. Jensen:

“Cause” is defined as the executive’s (i) conviction of a felony, plea of guilty or “no contest” to a felony, or confession of guilt to a felony, in each case whether or not in connection with the performance of the executive’s duties to the Company,; (ii) act or omission which constitutes willful misconduct or negligence that results in loss, damage or injury to the Company or its prospects, including, but not limited to (A) disloyalty, dishonesty or a breach of fiduciary duty to the Company or Stockholders, (B) theft, fraud, embezzlement or other illegal conduct, or (C) deliberate disregard of a rule or policy of the Company; (iii) failure, refusal or unwillingness to perform, to the reasonable satisfaction of the Board determined in good faith, any duty or responsibility assigned to the executive, which failure of performance continues for a period of more than two weeks after written notice thereof has been provided by the Board, setting forth in reasonable detail the nature of such failure of performance; or (iv) the material breach by the executive of any of the provisions of the employment agreement or its related agreements.

“Good reason” is defined as a resignation that occurs within 30 days following: (i) a change in the principal location at which the executive provides services to the Company beyond 50 miles from Cambridge, Massachusetts; (ii) a reduction in the executive’s compensation or a material reduction in the executive’s benefits, except such a reduction in connection with a general reduction in compensation or other benefits of all senior executives of the Company; (iii) a material breach of the executive’s employment agreement by the

Company that has not been cured within 10 days after written notice thereof by the executive; or (iv) a failure by the Company to obtain the assumption of the employment agreement by any successor of the Company.

“Disability” is defined as the executive’s inability, due to physical or mental illness or disease, to perform the functions then performed by the executive for 180 consecutive days, accompanied by the likelihood, in the opinion of a physician chosen by the Company and reasonably acceptable to the executive, that the executive will be unable to perform such functions within the reasonably foreseeable future, provided that the foregoing definition shall not include a disability for which the Company is required to provide reasonable accommodation pursuant to the Americans with Disabilities Act or other similar statute or regulation.

“Change in control” is defined as (i) the sale of the Company by merger in which the stockholders in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (iii) any other acquisition of the business of the Company, as determined by the board of directors in its sole discretion. For the avoidance of doubt, in no event shall a bona fide equity or debt financing, including a financing in which greater than 50% of the Company’s outstanding equity securities are acquired by a third-party, be deemed a “change in control.”

Other Benefits

Executive officers are eligible to participate in all of the Company’s employee benefit plans, including medical, dental, vision, group life, short and long-term disability, a 401(k) retirement plan, an Employee Stock Purchase Plan (ESPP), and a flex spending account plan, in each case on the same basis as other employees, subject to applicable laws. We also provide paid-time-off benefits to all employees, including our executive officers.

401(k) Retirement Plan

We maintain a defined contribution retirement plan for our eligible employees. Employees are eligible to participate in the plan beginning on their date of hire. Under the terms of the plan, employees may make voluntary contributions as a percentage of compensation, up to statutory limits. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary and matching contributions, subject to established limits. We started to match employee contributions effective January 1, 2019. We match 50% of the employee contributions to the 401(k) plan up to a maximum of 6% of the participating employee’s eligible earnings, resulting in a maximum company match of 3% of the participating employee’s eligible earnings, and subject to certain additional statutory dollar limitations.

SYNLOGIC DIRECTOR COMPENSATION

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2023 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board.

	Fees Earned or Paid in Cash (1)	Option Awards (2)
	($)	($)
Peter Barrett, Ph.D. (3)	81,500	10,697
Michael Burgess, MB, CHB, Ph.D. (4)	55,500	10,697
Michael Heffernan (5)	55,500	10,697
Patricia Hurter, Ph.D. (3) (6)	48,000	10,697
Lisa Kelly-Croswell (5) (7)	56,000	10,697
Nick Leschly (8)	45,000	10,697
Edward Mathers (9)	45,000	10,697
Richard P. Shea (10)	55,000	10,697

(1)	Amounts represent fees earned during 2023 under our Non-Employee Director Compensation Policy.
(2)

The amount reported represents the aggregate grant date fair value of option awards granted as estimated pursuant to FASB ASC 718, Compensation-Share based compensation (ASC 718). See Note 9 of the Company’s Financial Statement included in our Annual Report on Form 10-K for the year ended December 31, 2023 for the assumptions used in calculating this amount. Pursuant to the Amended and Restated Non-Employee Director Compensation Program each non-employee director was granted an option to purchase 2,000 shares of our common stock in June 2023.

(3)

Dr. Barrett and Dr. Hurter elected to receive their 2023 compensation in the form of a stock grant pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Program. Dr. Barrett had 31,121 option awards outstanding at December 31, 2023 and Dr. Hurter had 13,929 option awards outstanding at December 31, 2023.

(4)	Dr. Burgess resigned from the Board on March 20, 2024. Dr. Burgess had 7,800 option awards outstanding at December 31, 2023.
(5)	Mr. Heffernan and Ms. Lisa Kelly-Croswell had 6,800 options outstanding at December 31, 2023.
(6)	Dr. Hurter resigned from the Board on March 20, 2024.
(7)	Ms. Lisa Kelly-Croswell resigned from the Board on March 20, 2024.
(8)	Mr. Leschly had 9,728 option awards and 1,543 restricted shares outstanding at December 31, 2023.
(9)	Mr. Mathers had 8,465 option awards outstanding at December 31, 2023.
(10)	Mr. Shea had 8,464 option awards outstanding at December 31, 2023.

Pursuant to our Amended and Restated Non-Employee Director Compensation Program, which was effective as of January 1, 2020, and updated as to amounts by the Board effective January 1, 2023, our non-employee directors are entitled to receive cash compensation, paid quarterly in arrears, as follows:

•	Each non-employee director receives an annual cash retainer in the amount of $40,000 per year.

•	Any non-employee Chairman receives an additional annual cash retainer in the amount of $30,000 per year.

•

The chairperson of the Audit Committee receives additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee receives additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Audit Committee.

•

The chairperson of the Compensation Committee receives additional annual cash compensation in the amount of $12,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Compensation Committee.

•

The chairperson of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $8,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $4,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

•

The chairperson of the Science and Technology Committee receives additional annual cash compensation in the amount of $8,000 per year for such chairperson’s service on the Science and Technology Committee. Each non-chairperson member of the Science and Technology Committee receives additional annual cash compensation in the amount of $4,000 per year for such member’s service on the Science and Technology Committee.

Under the Amended and Restated Director Compensation Program, upon a director’s initial appointment or election to our Board, such non-employee director will receive an option (the Initial Grant) to purchase 4,000 shares of our common stock (subject to adjustment as provided in the applicable equity plan). In addition, each non-employee director who has been serving as a director for at least three months prior to any annual stockholder meeting and will continue to serve as a director immediately following such annual stockholder meeting will be automatically granted, on the date of such annual stockholder meeting, an option (the Annual Grant) to purchase 2,000 shares of our common stock (subject to adjustment as provided in the applicable equity plan). The Initial Grant will vest in substantially equal installments on each of the first three anniversaries of the applicable grant date, subject to continued service through each applicable vesting date, and the Annual Grant will vest in full on the earlier of the first anniversary of the applicable grant date or immediately prior to the next annual stockholder meeting after the applicable grant date, subject to continued service through such vesting date. In addition, pursuant to the terms of the Amended and Restated Director Compensation Program, all equity awards outstanding and held by a non-employee director will vest in full immediately prior to the occurrence of a change in control.

We reimburse our non-employee directors for all reasonable and customary business expenses incurred providing services to us in accordance with Company policy.

PAY VERSUS PERFORMANCE

The following table shows the relationship between executive compensation actually paid to Dr. Aoife Brennan, our former Chief Executive Officer and Principal Executive Officer (“PEO”) and our other named executive officers (“NEOs”), excluding the PEO, and certain financial performance of the Company during the fiscal years ended December 31, 2023, 2022 and 2021.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”) (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”) (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”) (5)	Net Loss (thousands) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$1,222,173	$808,642	$666,600	$492,639	$12	$(57,282)
2022	$1,684,449	$659,008	$876,852	$544,725	$35	$(66,147)
2021	$1,862,244	$1,752,235	$562,348	$458,468	$112	$(60,561)

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Dr. Aoife Brennan for 2023, 2022 and 2021 in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table”.

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Aoife Brennan for the fiscal years ended 2023, 2022 and 2021, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Brennan during the applicable years. The following adjustments were made to Dr. Brennan’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
2023	$1,222,173	$(312,723)	$(100,808)	$808,642
2022	$1,684,449	$812,364	$(213,078)	$659,008
2021	$1,862,244	$970,819	$860,810	$1,752,235

(a)

The grant date fair value of equity awards represents the sum of the totals of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for Dr. Brennan for the fiscal years 2023, 2022 and 2021 are as follows:

Year	Fair Value at Year End of Outstanding and Unvested Equity Awards Granted in the Year ($)	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2023	$99,751	$(180,070)	$29,808	$(50,105)	$(100,808)
2022	$268,959	$(424,936)	$82,432	$(139,533)	$(213,078)
2021	$576,894	$30,605	$104,215	$149,095	$860,810

(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for our Company’s named executive officers as a group (excluding Dr. Brennan for the fiscal years 2023, 2022 and 2021) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Dr. Brennan for the fiscal years 2023, 2022 and 2021) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Michael Jensen and Mr. Antoine Awad; (ii) for 2022, Michael Jensen and Mr. Antoine Awad; and (iii) for 2021, Mr. Antoine Awad, Richard Riese and Gregg Beloff.

(4)

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Dr. Brennan for the fiscal years 2023, 2022 and 2021), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Dr. Brennan for the fiscal years 2023, 2022 and 2021) during the applicable year. The following adjustments were made to average total compensation for the named executive officers as a group (excluding Dr. Brennan for the fiscal years 2023, 2022 and 2021) for each year to determine the compensation actually paid.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments (a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	$666,600	$109,085	$(64,876)	$492,639
2022	$876,852	$371,107	$38,980	$544,725
2021	$562,348	$185,528	$81,648	$458,468

(a)	The amounts deducted or added in calculating the total average equity award adjustments for the NEOs (excluding Dr. Brennan for the fiscal years 2023, 2022 and 2021) are as follows:

Year	Average Fair Value at Year End of Outstanding and Unvested Equity Awards Granted in the Year ($)	Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Average Equity Award Adjustments ($)
2023	$19,291	$(32,611)	$10,411	$(17,509)	$(44,458)	$(64,876)
2022	$124,281	$(75,914)	$15,707	$(25,094)	$—	$38,980
2021	$72,419	$5,300	$15,857	$49,693	$(61,621)	$81,648

(5)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. No dividends were paid in 2021, 2022 or 2023.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with SEC rules) for a particular year. The charts and descriptions below provide an illustration of the relationship between compensation actually paid and (i) net income (loss) and (ii) TSR for the periods presented.

Compensation Actually Paid and Net Income (Loss)

Our company has not historically looked to net income (loss) as a performance measure for our executive compensation program. From 2021 to 2022, our net loss increased and the Compensation Actually Paid to our PEO decreased while the Compensation Actually Paid to our Non-PEO NEOs increased. From 2022 to 2023, net loss decreased and the Compensation Actually Paid to our PEO increased while the Compensation Actually Paid to our Non-PEO NEOs decreased.

Compensation Actually Paid and TSR

The chart below provides an illustration of the relationship between compensation actually paid and TSR for the periods presented.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2023.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	619,900	$8.54	279,799
Equity compensation plans not approved by security holders (2)	12,612	$24.21	81,366

Total	632,512	$8.86	361,165

(1)

Consists of the 2015 Equity Incentive Award Plan (the “2015 Plan”) and the Synlogic, Inc. 2015 Employee Stock Purchase Plan, as amended (the “ESPP”). The 2015 Plan includes an “evergreen provision” that allows for an annual increase in the number of shares of common stock available for issuance under the 2015 Plan, which annual increase will be added on the first day of each fiscal year from 2016 through 2025, inclusive, and will be equal to the lesser of (i) five percent of the shares outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board of Directors. The ESPP includes an “evergreen provision,” allowing for an annual increase in the number of shares of common stock available for issuance on the first day of each year beginning in 2016 and ending in 2025 equal to the lesser of one percent (1%) of the shares outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and such smaller number of shares as determined by the Board.

(2)	Consists of the Synlogic 2017 Stock Incentive Plan and the 2023 Inducement Equity Incentive Award Plan.

Summary Description of the Company’s 2015 Equity Incentive Award Plan

The 2015 Equity Incentive Award Plan (2015 Plan) functions as the primary equity plan for the Company. The 2015 Plan includes an “evergreen provision” that allows for an annual increase in the number of shares of common stock available for issuance under the 2015 Plan, which annual increase will be added on the first day of each fiscal year from 2016 through 2025, inclusive, and will be equal to the lesser of (i) five percent of the shares outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Board of Directors. On January 1, 2023, the Company added 222,454 shares to the 2015 Plan pursuant to the “evergreen provision”. The 2015 Plan provides for the granting of a variety of stock-based compensation awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards.

Summary Description of the Company’s Non-Stockholder Approved Equity Compensation Plan

The 2017 Stock Incentive Plan (the 2017 Plan) provides for the grant of incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock-based awards. Upon a merger, consolidation or sale of all or substantially all of our assets, the Board or any committee to which the Board delegates authority, or the Board of any corporation assuming our obligations, may, in its sole discretion, take any one or more of the following actions pursuant to the 2017 Plan, as to some or all outstanding awards, to the extent not otherwise agreed under any individual agreement provide that outstanding options will be assumed or substituted for options of the successor corporation; provide that the outstanding options must be exercised within a certain number of days, either to the extent the options are then exercisable, or at the Board’s discretion, any such options being made partially or fully exercisable; terminate outstanding options in exchange for a cash payment of an amount equal to the difference between (a) the consideration payable upon consummation of the corporate transaction to a holder of the number of shares into which such option would have been exercisable to the extent then exercisable, or in the Board’s discretion, any such options being made partially or fully exercisable, and (b) the aggregate exercise price of those options; provide that outstanding stock grants will be substituted for shares of the successor corporation or consideration payable with respect to our outstanding stock in connection with the corporate transaction; and terminate outstanding stock grants in exchange for payment of an amount equal to the consideration payable upon consummation of the corporate transaction to a holder of the same number of shares comprising the stock grant, to the extent the stock grant is no longer subject to any forfeiture or repurchase rights, or at the Board’s discretion, all forfeiture and repurchase rights being waived upon the corporate transaction. For purposes of determining such payments, in the case of a corporate transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair market value thereof as determined in good faith by the Board.

Summary Description of the Company’s 2015 Employee Stock Purchase Plan

The 2015 Employee Stock Purchase Plan (ESPP) allows eligible employees to purchase shares of the Company’s common stock at a discount through payroll deductions of up to 15% of their eligible compensation, subject to any plan limitations. The ESPP generally provides for set offering periods, and at the end of each offering period, employees are able to purchase shares at 85% of the lower of the fair market value of the Company’s common stock on the first trading day of the offering period or on the last trading day of the offering period. The Company suspended the ESPP in 2017. In December 2019, the Board reactivated the 2015 ESPP and approved an amendment to the ESPP to (i) reduce the permitted payroll deduction and number of shares of the Company’s common stock that a participant may purchase per calendar year and offering period under the ESPP and (ii) establish a period for enrollment for eligible participants. The reactivation of the 2015 ESPP was effective immediately. The Company’s executive officers are eligible to participate in the 2015 ESPP. The ESPP includes an “evergreen provision,” allowing for an annual increase in the number of shares of common stock available for issuance. On January 1, 2023, the Company added 44,490 shares to the ESPP pursuant to the “evergreen provision”. There were 34,478 shares of common stock purchased under the ESPP during the year ended December 31, 2023.

Summary Description of the Company’s 2023 Inducement Equity Incentive Award Plan

The 2023 Inducement Equity Incentive Award Plan (the 2023 Inducement Plan) was established as of December 8, 2023 to provide for the granting of equity awards to individuals who were not previously employees of Synlogic, or following a bona fide period of non-employment, as an inducement material to such individuals’ entering into employment with Synlogic, pursuant to Nasdaq Listing Rule 5635(c)(4). No shares were issued under the 2023 Inducement Plan during the year ended December 31, 2023.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.synlogictx.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2023, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management and KPMG LLP, our independent registered public accounting firm;

•	Discussed with KPMG LLP the matters required to be discussed in accordance with PCAOB Auditing Standard No. 1301- Communications with Audit Committees; and

•

Received written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the Audit Committee and the Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Members of the Synlogic Audit Committee: Richard P. Shea (Chairman), Peter Barrett, and Michael Heffernan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director or executive officer.

Change of Control and Severance Benefits Agreements

See the section entitled “Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control” in this proxy statement.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

ELECTION OF DIRECTORS

(Notice Item 1)

On October 10, 2024 the Board nominated Nick Leschly for election at the annual meeting. Our Board currently consists of six members, classified into three classes as follows: (1) Nick Leschly constitutes a class with a term ending at the 2024 annual meeting, (2) Richard P. Shea and James Flynn constitute a class with a term ending at the 2025 annual meeting and (3) Peter Barrett, Ph.D., Michael Heffernan and Edward Mathers constitute a class with a term ending at the 2026 annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board has voted to nominate Nick Leschly, for election at the annual meeting for a term of three years to serve until the 2027 Annual Meeting of Stockholders, and until his successor is elected and qualified.

Unless authority to vote for this nominee is withheld, the shares represented by the enclosed proxy will be voted FOR the election as director of Nick Leschly. In the event that a nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for the nominee at the Meeting is required to elect the nominee as a director.

THE BOARD RECOMMENDS THE ELECTION OF NICK LESCHLY AS DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 2)

We are seeking your advisory vote as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our compensation committee or our board of directors. However, the compensation committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. At our annual meeting, we will also be holding an advisory vote to determine the frequency upon which to approve the compensation of our named executive officers, and the next such advisory vote will occur depending on the results of the voting on such proposal.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2024 Annual Meeting of stockholders:

“RESOLVED, that the compensation paid to the named executive officers of Synlogic, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, this resolution.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 3)

The Audit Committee has appointed KPMG LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2024. The Board proposes that the stockholders ratify this appointment. KPMG LLP audited our financial statements for the fiscal year ended December 31, 2023. We expect that representatives of KPMG LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint KPMG LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP and concluded that KPMG LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2024.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2023, and December 31, 2022, and fees billed for other services rendered by KPMG LLP during those periods.

	2023	2022
Audit fees: (1)	$743,440	$649,720
Audit related fees: (2)	—	—
Tax fees: (3)	$27,940	22,500
Other fees: (2)	—	—

Total	$771,380	$672,220

(1)

Audit fees in 2023 and 2022 were for professional fees rendered for the audits of our financial statements, including accounting consultation, and reviews of quarterly financial statements, as well as for services that are normally provided in connection with regulatory filings or engagements, including comfort letters.

(2)	There were no audit-related or other fees in 2023 or 2022.
(3)	Tax fees in 2023 and 2022 were for professional fees rendered for matters related to filing our federal and state tax returns and permissible tax consultation services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attestation services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

THE BOARD RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officer. The text of the Code of Business Conduct and Ethics is posted on our website at www.synlogictx.com. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Conduct and Ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four (4) business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the Nasdaq Stock Market.

OTHER MATTERS

The Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2025 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 1, 2025. To be considered for presentation at the 2025 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than one hundred twenty (120) days prior to the date that is one (1) year from this year’s meeting date and no later than ninety (90) days prior to the date that is one (1) year from this year’s meeting date. Therefore, to be presented at our 2025 Annual Meeting of Stockholders, such a proposal must be received on or after August 6, 2025 but no later than September 5, 2025. Proposals that are not received in a timely manner will not be voted on at the 2025 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Company Secretary, Synlogic, Inc., PO Box 30, Winchester, MA 01890.

Winchester, MA

November 5, 2024

SCAN TO VIEW MATERIALS & VOTE SYNLOGIC, INC. PO BOX 30 WINCHESTER, MA 01890 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 3, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SYBX2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 3, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V58490-P20242 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SYNLOGIC, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following: 1. Election of Class III Director Nominee: 01) Nick Leschly The Board of Directors recommends you vote FOR the following proposals: 2. To approve by an advisory vote the compensation of the Company’s named executive officers, as disclosed in the proxy statement. 3. Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V58491-P20242 SYNLOGIC, INC. Annual Meeting of Stockholders December 4, 2024 9:00 AM, ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Antoine Awad, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SYNLOGIC, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, ET on December 4, 2024, via live audio webcast at www.virtualshareholdermeeting.com/SYBX2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side